Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO GUARANTY

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY (this “Amendment”) is made as of August 5, 2013 (the “Effective Date”) by and among INTREPID POTASH, INC. (the “Borrower”), each of the Lenders party to the Credit Agreement (defined below) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of August 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and the Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrower and the other Loan Parties have requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement and the Guaranty; and

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent hereby agree as follows.

ARTICLE I - AMENDMENTS

Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article III below, each of the Credit Agreement and the Guaranty is hereby amended as follows:

1.1                               The following new defined terms are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries and any Control Affiliate concerning or relating to bribery or corruption.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Control Affiliate” means any of the Borrower’s Control Affiliates.  As used in this definition, “Control” means (i) the possession by the Borrower or any Subsidiary of the Borrower,

directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (ii) any Person that owns 50% or more of a Person described in (i) above.

“Designated Person” means any Person listed on a Sanctions List.

“ECP” means an “Eligible Contract Participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).

“ECP Rules” has the meaning assigned to such term in the definition of “ECP.”

“Equity Incentive Plan” means the INTREPID POTASH, INC. EQUITY INCENTIVE PLAN, adopted April 20, 2008, and approved by the Borrower’s stockholders on April 20, 2008, as amended from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guaranty, of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor pursuant to the Guaranty becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee pursuant to the Guaranty becomes illegal.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee becomes effective with respect to such Swap Obligation or such other Person as constitutes an ECP and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.

“Sanctions” means:

(a)                                 economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the US government and administered by OFAC; and

(b)                                 economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce or the US Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.2                               The definition of “2008 Equity Incentive Plan” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced by the definition of “Equity Incentive Plan”.

1.3                               The definition of “Authorized Officer” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “Director of Finance” and replacing it with the phrase “Vice President of Finance”.

1.4                               The definition of “Facility Termination Date” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Facility Termination Date” means August 3, 2018, any later date as may be specified as the Facility Termination Date in accordance with Section 2.23, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated, in each case pursuant to the terms hereof.

1.5                               The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three, six, or if available to all Lenders, twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, six, or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, or twelfth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

1.6                               The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in the same line of business as the Borrower’s or a line of business incidental, reasonably related or complementary thereto, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (e) the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail (i) a pro forma Leverage Ratio that is at least (and including) 0.25x less than the maximum Leverage Ratio then in effect for the four fiscal quarter period most recently ended prior to the date of such Acquisition, and (ii) for any Acquisition that is a Material Acquisition, pro forma compliance with the financial covenant contained in Section 6.21(a) for such period, calculated, in each case, as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period.

1.7                               The definition of “Substantial Portion” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole or Property which is responsible for more than 15% of the Consolidated Net Income of the Borrower and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

1.8                               Article V of the Credit Agreement is hereby amended to insert immediately at the end thereof the following new Section 5.22:

5.22                        Sanctions.

(a)                                 Borrower and its Subsidiaries, and, to the Borrower’s knowledge, each Control Affiliate have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to be in compliance with such laws.

(b)                                 None of the Borrower, any of the Borrower’s Subsidiaries nor, to the Borrower’s knowledge, any Control Affiliates acting or benefiting in any capacity in connection with any extension of credit, financial accommodation or credit facility made available by one or more of the Lenders hereunder or in connection herewith:

(i)                                     is a Designated Person;

(ii)                                  is a Person that is owned or controlled by a Designated Person;

(iii)                               is located, organized or resident in a Sanctioned Country; or

(iv)                              has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions, in each case to the extent that, if any of the above representations is not true, such inaccuracy would cause any Lender to be in violation of any laws or regulations applicable to such Lender.

1.9                               Section 6.11(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d)  Indebtedness of the Borrower and its Subsidiaries which is secured by Liens granted by the Borrower and its Subsidiaries; provided that the aggregate principal amount of Indebtedness secured by Liens described in this clause (d) at any time does not exceed 15% of Consolidated Total Assets of the Borrower and its Subsidiaries as of the end of the fiscal year for which audited financial statements were most recently delivered pursuant to Section 6.1(a) at any time outstanding.

1.10                        Section 6.17 of the Credit Agreement is hereby amended in its entirety as follows:

6.17                        Affiliates.  Except for (i) any transaction between or among Loan Parties, (ii) any transaction involving assets that are not material to the business or operations of the Borrower or the Subsidiaries involved in such transaction, (iii) any IRB entered into after the date hereof, (iv) Restricted Payments permitted under Section 6.20, or (v) as set forth in Schedule 6.17, the Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

1.11                        Section 6.20 of the Credit Agreement is hereby amended in its entirety as follows:

6.20.  Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment, except that (i) any Subsidiary may declare and pay dividends or make distributions or transfers to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may repurchase its common stock in accordance with the Equity Incentive Plan, as the same may be amended, modified or replaced, (iii) the Borrower may make Restricted Payments in connection with the distribution of rights pursuant to any shareholder rights plan or the redemption of any such right for nominal consideration in accordance with the terms of any such shareholder rights plan, (iv) the Borrower may make Restricted Payments in connection with the net exercise by holders of options or warrants or similar securities, or in connection with the withholding or payment of taxes upon the vesting of restricted stock, stock appreciation rights or similar securities of the Borrower, (v) the Borrower may declare and make dividend payments or other distributions payable solely in the Borrower’s common stock, and (vi) in addition to those dividends and repurchases permitted under the foregoing clauses (i) through (v), the Borrower may declare and pay additional dividends on its capital stock or repurchase additional shares of its capital stock so long as (A) no Default or Event of Default shall exist before or after giving effect to such dividend or repurchase or be created as a result thereof, (B) the Borrower shall have furnished to the Administrative Agent, prior to declaring and paying such dividend or repurchasing such capital stock, a certificate demonstrating in reasonable detail the Borrower’s pro forma Leverage Ratio giving effect to the applicable dividend or repurchase, and its compliance with Section 6.21(a) on a pro forma basis after giving effect to the applicable dividend or repurchase, and (C) if such pro forma Leverage Ratio is not at least (and including) 0.25x less than the maximum Leverage Ratio then in effect, the aggregate amount of all such dividends and repurchases paid or made during the twelve-month period ending on the date of the proposed dividend or repurchase shall not exceed $25,000,000 (with the Borrower, to the Administrative Agent’s reasonable satisfaction,  identifying in the aforementioned certificate all dividends and repurchases (including the proposed dividend or repurchase) paid or made during such twelve-month period, and demonstrating availability for such dividend or purchase within such $25,000,000 limitation).

1.12                        Section 6.21(b) of the Credit Agreement is hereby amended in its entirety as follows:

(b)  Leverage Ratio.  The Borrower will not permit the Leverage Ratio, as of the end of each of its fiscal quarters, to be greater than 3.50 to 1.00.

1.13                        Article VI of the Credit Agreement is hereby amended to insert immediately at the end thereof the following Section 6.24:

6.24.  Sanctions.

(a)                                 Borrower shall not, and shall (i) ensure that none of its Subsidiaries and (ii) use commercially reasonable efforts to ensure that no Control Affiliate will, directly or indirectly use the proceeds of any extension of credit under or in connection herewith:

(i)                                     for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977; or

(ii)                                  to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time;

in each case to the extent that any such non-compliance will result in the violation of any applicable Sanctions by any Lender or affiliate thereof or any other laws or regulations applicable to such Lender.

(b)                                 Borrower shall not, and shall (i) ensure that none of its Subsidiaries and (ii) use commercially reasonable efforts to ensure that no Control Affiliate will, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons, or (ii) any Sanctioned Country, to pay or repay any amount owing to any Lender or affiliate thereof under or in connection herewith, in each case to the extent that any such non-compliance will result in the violation of any laws or regulations applicable to any Lender or affiliate thereof.

(c)                                  Borrower shall, and shall (i) ensure that each of its Subsidiaries and (ii) use commercially reasonable efforts to ensure that no Control Affiliate will:

(i)                                     conduct its business in compliance with Anti-Corruption Laws; and

(ii)                                  have appropriate controls and safeguards in place designed to prevent any proceeds of any extension of credit hereunder from being used contrary to the representations and undertakings set forth herein;

in each case to the extent that any such non-compliance will result in the violation of any laws or regulations applicable to any Lender or affiliate thereof.

1.14                        Section 7.9 of the Credit Agreement is hereby amended in its entirety as follows:

7.9.  The Borrower or any of its Material Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate; provided, however, that such judgment shall not be an Event of Default under this Section 7.9 if and for so long as (1) the amount of such judgment is covered by a valid and binding policy of insurance between the Borrower or the applicable Material Subsidiary and the insurer covering payment thereof, (2) the out-of-pocket amount payable (including any deductibles) by the Borrower, any Material Subsidiary or any combination thereof in connection with any such judgment is in an aggregate amount of no more than $25,000,000 and (3) such insurer has been notified of, and has not disputed, in writing, the claim made for payment of the amount of such judgment; or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

1.15                        The Pricing Schedule to the Credit Agreement is hereby amended in its entirety pursuant to the Pricing Schedule attached hereto.

1.16                        The Guaranty is hereby amended to insert immediately at the end thereof the following new Sections 22 and 23:

SECTION 22.  Limitation on Guaranty of Certain Swap Obligations.  No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an ECP, to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation.  This paragraph shall not affect any Guaranteed Obligations of a Guarantor other than Swap Obligations, nor shall it affect the Guaranteed Obligations of any Guarantor who qualifies as an ECP.  If a Swap Obligation arises under a master Swap Agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to transactions for which such Guarantee is or becomes illegal.

SECTION 23.  Keepwell.  Without in any way limiting the obligations of any Guarantor under this Guaranty (including under Section 2 hereof) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor (other than any other Qualified ECP Guarantor) to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents.  Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor (other than any other Qualified ECP Guarantor) for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE II- REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants as follows:

2.1                               This Amendment, the Credit Agreement and the Guaranty, each as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

2.2                               As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of such Loan Party set forth in the Credit Agreement and the Guaranty, each as amended hereby, are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except in each case to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

ARTICLE III- CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to:

1.              The Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Borrower, the other Loan Parties, the Administrative Agent and the Lenders.

2.              A Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, or certifying that the charter documents of such Loan Party delivered to the Administrative Agent on August 3, 2011 were true, accurate and complete on such date and remain in effect on the Effective Date without amendment, restatement, supplement or other modification from the copies of such documents delivered on August 3, 2011, (ii) the Operating Agreement or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, or certifying that the organizational documents of such Loan Party delivered to the Administrative Agent on August 3, 2011 were true, accurate and complete on such date and remain in effect on the Effective Date without amendment, restatement, supplement or other modification from the copies of such documents delivered on August 3, 2011, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (v) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request an Advance or the issuance of a Facility LC under the Credit Agreement or a certification that the incumbency and specimen signatures delivered to the Administrative Agent on August 3, 2011 have not changed.

3.              Opinion of Bryan Cave HRO, counsel for the Loan Parties.

4.              Payment of all fees and expenses then due and payable by the Borrower pursuant to Section 4.1 below to the extent invoiced or pursuant to that certain Amendment No. 1 Fee Letter between the Borrower and the Administrative Agent.

ARTICLE IV- GENERAL

4.1                               Expenses.  The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable and documented third party out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

4.2                               Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging methods shall be effective as delivery of a manually executed counterpart of this Amendment.

4.3                               Severability.  Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

4.4                               Governing Law.  This Amendment shall be construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Colorado, but giving effect to federal laws applicable to national banks.

4.5                               Successors; Enforceability.  The terms and provisions of this Amendment shall be binding upon the Borrower, the other Loan Parties, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.

4.6                               Reference to and Effect on the Credit Agreement and Guaranty.

a.                                      Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement or the Guaranty to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or the Guaranty, as applicable, as amended and modified hereby.

b.                                      Except as specifically amended above, the Credit Agreement, the Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.

c.                                       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.

4.7                               Headings.  Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

INTREPID POTASH, INC.

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	President and CFO

INTREPID POTASH — MOAB, LLC

By: INTREPID POTASH, INC., its Manager

	By:	/s/ David W. Honeyfield
	Name:	David W. Honeyfield
	Title:	President and CFO

INTREPID POTASH — WENDOVER, LLC

By: INTREPID POTASH, INC., its Manager

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	President and CFO

INTREPID POTASH — NEW MEXICO, LLC

By: INTREPID POTASH, INC., its Manager

By:	/s/ David W. Honeyfield
Name:	David W. Honeyfield
Title:	President and CFO

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as Administrative Agent

By:	/s/ John C. Springer
Name:	John C. Springer
Title:	Vice President

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

WELLS FARGO BANK, NA., as a Lender

By:	/s/ Brad Elliott
Name:	Brad Elliott
Title:	Vice President

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Officer

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

BANK OF MONTREAL, as a Lender

By:	/s/ Manuel Diaz
Name:	Manuel Diaz
Title:	Director

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Daniel J. Ricke
Name:	Daniel J. Ricke
Title:	Vice President

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

AGFIRST FARM CREDIT BANK, as a Lender

By:	/s/ Bruce B Fortner
Name:	Bruce B Fortner
Title:	Vice President

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

BANK OF THE WEST, as a Lender

By:	/s/ G. S. Todd Berryman
Name:	G. S. Todd Berryman
Title:	S.V.P.

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

UNITED FCS PCA
D/B/A FCS COMMERCIAL FINANCE GROUP, as a Lender

By:	/s/ Jeremy Voigts
Name:	Jeremy Voigts
Title:	Vice-President

Signature Page to

Amendment No. 1 to

Intrepid Potash Credit Agreement and Guaranty

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurodollar Rate	1.125%	1.375%	1.625%	1.875%	2.25%
Base Rate	0.125%	0.375%	0.625%	0.875%	1.25%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Commitment Fee	0.15%	0.20%	0.25%	0.30%	0.35%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 1.75 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, or Level III Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.